Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-287340) on Form S-8 of our report dated April 29, 2026, with respect to consolidated financial statements of Chagee Holdings Limited.

/s/ KPMG Huazhen LLP

Beijing, China

April 29, 2026